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                          FIRST AMENDMENT TO LOAN AGREEMENT

    THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of January 16, 1997, by and among ADVANCED MATERIALS, INC. ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                       RECITALS

    WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Loan Agreement between Borrower and Bank dated as of November 26, 1996, as amended from time to time ("Loan Agreement").

    WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Loan Agreement and have agreed to amend the Loan Agreement to reflect said changes.

    NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Loan Agreement shall be amended as follows:

    1.   Section 11.4 is hereby amended to read as follows

         "11.4     COSTS, EXPENSES AND ATTORNEYS' FEES.
    Borrower shall pay to Lender upon demand the full amount of all payments, advances, changes, costs and expenses, including reasonable attorneys' fees (to include reasonable outside counsel fees and all allocated costs of Lender's in-house counsel), incurred by Lender in connection with (a) the negotiation and preparation of this Agreement and each other of the Loan Documents, Lender's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) all reasonably documented out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge for Lender's examiners in the field and office at Lender's Commercial Finance Division's rate in effect from time to time, (c) the enforcement of Lender's rights and/or

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    the collection of any amounts which become due to Lender under any of the
    Loan Documents, and (d) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower."

    2. Except as specifically provided herein, all terms and conditions of the Loan Agreement remain in full force and effect, without waiver or modification. All terms defined in the Loan Agreement shall have the same meaning when used in this Amendment. This Amendment and the Loan Agreement shall be read together, as one document.

    3. Borrower hereby remakes all representations and warranties contained in the Loan Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Loan Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                       WELLS FARGO BANK,
ADVANCED MATERIALS, INC.                      NATIONAL ASSOCIATION

By: /s/ [illegible]                    By: /s/ [illegible]
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Title: VP/CFO                          Title: Vice President
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